SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

EAT AT JOE’S, LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2015, Joseph Fiore resigned as the Company’s President and Chief Executive Officer. Mr. Fiore remains a Director of the Company, Chairman of the Board of Directors, Chief Financial Officer, Principal Accounting Officer and Secretary.

Effective February 1, 2015, James Thompson, Esq., age 53, was appointed the Company’s President and Chief Executive Officer for a term of five years. There was no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was selected as an officer. There exist no family relationship between any director, executive officer, and Mr. Thompson.

Mr. Thompson has been engaged in the private practice of law for the previous five years emphasizing business, real estate and construction law, in both the transactional and litigation practice areas.  Mr. Thompson was awarded a Bachelor of Science Degree in Business Administration from the University of Denver in 1983.

Since the beginning of the Company’s last fiscal year, Mr. Thompson was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

The Company and Mr. Thompson entered into a written contract, in which Mr. Thompson agreed to render services and assume fiduciary duties to protect and advance the best interests of the Company as Chief Executive Officer of the Company. Mr. Thompson’s duties include, but are not limited to: employing and terminating key employees, signing agreements and otherwise committing the Company consistent with policies and budgets established by the Company. The Company agreed to compensate Mr. Thompson with a base salary of $180,000 paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Mr. Thompson One Million (1,000,000) shares of the Company’s common stock. All common stock issued to Mr. Thompson was agreed to be restricted pursuant to Rule 144, and contained additional restrictions on Mr. Thompson’s re-sale limiting his sales to no more than 10,000 shares per day, plus an additional 10,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Mr. Thompson a signing bonus in the amount of $360,000.00 and to issue to Mr. Thompson 5,000,000 shares of the Company’s restricted common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAT AT JOE’S, LTD. (Registrant)

Date February 6, 2015

By:/s/ Jim Thompson

Chief Executive Officer

President

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